SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  September 19, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                (c)           On September 19, 2008, the Registrant appointed Robert F. Griffin as its new President and Chief Executive Officer. Mr. Griffin will assume his new duties on January 2, 2009, or such earlier date as shall be agreed upon by the Registrant and Mr. Griffin. Prior to the date of this Report, Mr. Griffin served as the Senior Vice President of Operations of Isle of Capri Casinos, Inc. (“ICCI”), a position he held since November 2004. Mr. Griffin served as Vice President/General Manager at ICCI’s Black Hawk property from August 2002 to April 2003, its Tunica property from May 2001 to August 2002, its Lake Charles property from May 2000 to May 2001, and its Vicksburg property from May 1999 to May 2000. Mr. Griffin is 49 years old. Mr. Griffin’s Employment Agreement is described in Item 5.02(e) below.

(e)           The Registrant has entered into an employment agreement with Mr. Griffin for a term of two years with an effective commencement date of January 2, 2009, or such earlier date as may be agreed upon by the parties. Mr. Griffin’s Employment Agreement provides for the grant of a certain option to acquire 150,000 shares of MTR common stock, subject to certain vesting and other provisions agreed to by Mr. Griffin and the Registrant (such option grant was approved by the Registrant’s Compensation Committee on September 19, 2008).

Mr. Griffin’s agreement also provides for an annual base salary of $550,000 (as adjusted from time to time with the approval of the Registrant’s Compensation Committee) and additional compensation of $8,400 for automobile expenses, four weeks of paid vacation, and certain relocation benefits and other benefits included in the Agreement. Pursuant to the employment agreement, Mr. Griffin is also entitled to annual incentive compensation of no less than 30% of his base compensation. In the event of termination of employment in connection with a change of control as defined in the Agreement, Mr. Griffin would receive a severance payment equal to (i) an amount equal to two times Mr. Griffin’s then applicable base compensation, (ii) an amount equal to the highest amount of annual incentive compensation paid to Mr. Griffin with respect to either the first or second full calendar year immediately preceding the effective date of termination (or as otherwise stipulated in the Agreement); and (iii) an additional monthly amount so that Mr. Griffin shall be able to receive certain health benefits coverage as provided by the Agreement. The Agreement also provides that upon a change in control all unvested stock options shall vest and all stock options that must be exercised shall be exercisable in accordance with the terms of the applicable Non-Qualified Stock Option Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

By:	/s/ David R. Hughes
David R. Hughes
Chief Financial Officer
Corporate Executive Vice President

Date: September 25, 2008